DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA

FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

February 26, 2004

DIMON Announces Quarterly Dividend February 26, 2004 / Danville, Virginia

The Board of Directors of DIMON Incorporated (NYSE: DMN), at its meeting held February 26, 2004, declared a quarterly dividend of $0.075 per share.  The dividend will be payable March 26, 2004 to shareholders of record on March 12, 2004.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the Company’s website at www.dimon.com.

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